Focus on Our Path Forward highlights Tri-State’s 73rd Annual Meeting
•Efforts advance to deliver reliable and affordable wholesale power and services across the rural West.
•Cooperative strengthens financial position, returns $10 million in patronage capital to members.
•Board of Directors accepts member contract recommendations, increases self-supply flexibility.
•Officers and Executive Committee members reelected by Board of Directors.

(April 2, 2025 – Westminster, Colo.) Member ownership in Tri-State, with a clear vision to deliver reliable and resilient power to rural communities built on a strong foundation of cooperative principles and the flexibility to adjust with changing energy markets, highlighted Tri-State’s 73rd Annual Meeting of its Membership, on April 1-2, in Broomfield, Colo.

With a theme of Focus on Our Path Forward, the two-day meeting had a record-setting attendance of more than 550, and featured industry and cooperative updates. At the Annual Meeting, Chairman Tim Rabon, who serves as a trustee of Otero County Electric Cooperative (Cloudcroft, N.M.), Treasurer Stuart Morgan, who serves as Vice President of Wheat Belt Public Power District (Sidney, Neb.) and Tri-State Chief Executive Officer Duane Highley addressed the membership. Southwest Power Pool President and CEO Lanny Nickell discussed the future of regional markets in the West and former Wyoming Cowboys' football coach Craig Bohl shared how lessons learned on the gridiron translate to the rural electric cooperative world.

“As a cooperative, our collective focus is on how we can continue to deliver reliable and affordable wholesale power and services to our members at the end of the line across the rural West,” said Chairman Rabon. “While we can’t always know what the future holds, we do know that our cooperative business model makes us better together and creates opportunities that no one member could do as easily or cost effectively on their own.”

“Tri-State’s operational and financial performance remain strong, and in an increasingly complex and competitive industry, the value of Tri-State membership is unrivaled,” said Highley. “Together with our members and the work of our employees, we are focused on our mission, cooperative business model and future as we start implementing plans to build the most reliable generation and transmission system in the nation, increasing flexibility, and doing so in the most affordable way possible.”

Highley discussed how years of planning with Tri-State’s board and members have well positioned the cooperative to serve the members’ needs with greater reliability, affordability and flexibility. These include successful initiatives to advance a formulary wholesale rate, western regional transmission organization, federal energy infrastructure funding, member self-supply options, a demand response program and a contract termination payment process.

Looking forward in 2025, Highley identified key resource planning actions for Tri-State, including filing an Implementation Report in the electric resource planning process with the Colorado Public Utilities Commission that identifies a preferred portfolio of bids. With commission approval, Tri-State will award projects to be constructed between 2026 and 2031. To support Tri-State's changing portfolio, Tri-State has been awarded more than $2 billion in USDA New ERA Program financing for energy infrastructure investments that benefit its members and rural communities across Colorado, Nebraska, New Mexico and Wyoming.

Cooperative improves its financial position in 2024, returns patronage capital

Tri-State Treasurer Stuart Morgan reported that Tri-State remained financially strong in 2024, meeting its financial goals, strengthening its balance sheet and allocating and returning capital to its members. He noted that Tri-State member energy sales grew by 4.3% in 2024, excluding departing members, and non-member sales increased.

“Tri-State ended 2024 with assets growing to over $5 billion, and reduced its total debt by $360 million,” said Morgan. “Tri-State had net margins of $20 million and returned $10 million of patronage capital to its members.”

Board accepts member contract recommendations, increases self-supply flexibility

At its April meeting, the Tri-State Board of Directors accepted the membership’s Contract Committee recommendations to revise the wholesale electric service contract between each member and Tri-State. The revisions include additional flexibility by removing the 5% self-supply limit in the existing contract and adjusting the self-supply limit to 20%, which will be memorialized in a Board Policy that will be filed with FERC (this Board Policy is in addition to the Bring Your Own Resource Program accepted by FERC). The revised contract has a term to 2066 to support Tri-State’s investment in new generation and transmission infrastructure. The contract will be provided to the members for their consideration.

Executive Committee of the Board of Directors unanimously reelected

As an important part of Tri-State’s member-led, democratic governance, the Tri-State Board of Directors unanimously reelected its Officers and Executive Committee members at their April board meeting.

Tim Rabon, who has served on Tri-State’s board since 2014, was re-elected as chair. Don Keairns, representing San Isabel Electric Association (Pueblo West, Colo.) on the board since 2012, was re-elected vice chair. Julie Kilty, who has represented Wyrulec Company (Torrington, Wyo.) on the Tri-State board since 2012, was re-elected secretary. Stuart Morgan, who has represented Wheat Belt Public Power District on the Tri-State board since 2007, was re-elected treasurer.

Thaine Michie, representing Poudre Valley Rural Electric Association (Fort Collins, Colo.) and Scott Wolfe, representing San Luis Valley REC (Monte Vista, Colo.) were each reelected as assistant secretary. Michie and Wolfe have served on Tri-State’s board since 2009 and 2008, respectively.

The Executive Committee's three at-large positions were seated with incumbents Charlie Abel, representing Sangre de Cristo Electric Cooperative (Buena Vista, Colo.), Wayne Connell representing Central New Mexico Electric Cooperative (Mountainair, N.M.) and Shawn Turner, representing The Midwest Electric Cooperative (Grant, Neb.).

2024 achievements reviewed

Many other 2024 accomplishments and milestones for Tri-State and its members were discussed by Highley and others, including:
•New wholesale rate – The Federal Energy Regulatory Commission accepted Tri-State’s formulary wholesale rate, ensuring Tri-State meets its financial goals.
•Member Flexibility – Tri-State’s innovative Bring Your Own Resource program increases flexibility for members to supply up to 40% of their requirements.

•Resource planning – The Colorado Public Utilities Commission accepted Tri-State’s unopposed, comprehensive settlement of Phase I of the 2023 Electric Resource Plan, and Tri-State released requests for proposals for its largest ever resource acquisition.
•Solar development – Tri-State purchased the 145-megawatt (MW) Axial Basin Solar and the 110-MW Dolores Canyon Solar projects, and the 200-MW Escalante Solar and 140-MW Spanish Peaks and Spanish Peaks II solar projects reached commercial operation.
•Transmission – Construction of Tri-State’s Eastern Colorado Transmission Expansion advanced with a new 112-mile transmission line energized in early 2025.
•Member programs – With its members, Tri-State launched its On-Bill Repayment program to help consumers invest in electrification and energy efficiency, and developed a demand response program.
•Organized markets – The Southwest Power Pool Regional Transmission Organization received approval of its tariff to expand into the Western Interconnect in 2026.

About Tri-State
Tri-State is a power supply cooperative, operating on a not-for-profit basis, serving electric distribution cooperatives and public power district member-owners in four states. Together with our members, we deliver reliable, affordable and responsible power to more than a million electricity consumers across nearly 200,000 square miles of the rural West. Visit www.tristate.coop.

Contact:
Lee Boughey, VP Strategic Communications, 720-670-6696, lee.boughey@tristategt.org
Mark Stutz, 303-254-3183, mark.stutz@tristategt.org

Certain information contained in this press statement are forward-looking statements including statements concerning Tri-State’s plans, future events, and other information that is not historical information. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described from time to time in Tri-State’s filings with the Securities and Exchange Commission. Tri-State’s expectations and beliefs are expressed in good faith, and Tri-State believes there is a reasonable basis for them. However, Tri-State cannot assure you that management’s expectations and beliefs will be achieved. There are a number of risks, uncertainties and other important factors that could cause actual results to differ materially from the forward-looking statements contained herein.

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